EXHIBIT 8
                                                 ______________, 1996
Investors Bank & Trust Company
Financial Product Services
One Lincoln Plaza
Boston, MA  02205-1537

         Re: Custodian Agreement dated August 1, 1991 by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. and Investors Bank & Trust Company

Ladies and Gentlemen:

         GMO Trust (the "Trust") hereby notifies you that it has established eight additional series of shares, namely, the "GMO International Equity Allocation Fund," the "GMO Traditional International Equity Fund," the "GMO World Equity Allocation Fund," the "GMO Traditional World Equity Allocation Fund," the "GMO Global Equity Allocation Fund," the "GMO Traditional Global Equity Allocation Fund," the "GMO Global Balanced Allocation Fund" and the "GMO Traditional Global Balanced Allocation Fund" (the "New Funds"). The Trust and the Manager (as defined in the Agreement) desire that you serve as custodian of the assets of the New Funds under the terms of the Agreement.

         If you agree to so serve as custodian for the New Funds, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the each New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                Very truly yours,

                                            GMO TRUST

                                            By__________________________________
                                                     Name:
                                                     Title:

                                            GRANTHAM, MAYO, VAN OTTERLOO & CO.

                                            By__________________________________
                                                     Name:
                                                     Title:
The foregoing is hereby accepted and agreed.

INVESTORS BANK & TRUST COMPANY

By__________________________________
   Name:
   Title: